Exhibit 10.5
TETON ADVISORS, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT, (the "Agreement"), dated as of March 20, 2009, is made by and between Teton Advisors, Inc., a Delaware corporation (the "Company"), and Nicholas F. Galluccio (the "Grantee").

WHEREAS, the Company and the Grantee entered into an employment contract dated July 18, 2008 pursuant to which the Company agreed to grant certain restricted shares in the Company to the Grantee on the terms and conditions set forth herein (the “Restricted Stock”);

WHEREAS, the Grantee began his employment with the Company on July 18, 2008 (the “Employment Date”).

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.                      Grant of Restricted Stock Award

Grant of Restricted Stock.  As of March 20, 2009 (the “Grant Date”), the Company grants to the Grantee 260,849 shares of Class A Common Stock of Restricted Stock in Teton on the terms and conditions set forth in this Agreement.

Section 2.                      Terms and Conditions of Award

The grant of Restricted Stock provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)           Ownership of Shares. Subject to the restrictions set forth in this Agreement, the Grantee shall possess all incidents of ownership of the Restricted Stock granted hereunder, including the right to receive dividends with respect to such Stock and the right to vote such Stock.

(b)           Payment of Dividends.  The Grantee shall be entitled to accumulate dividends which become payable on the Restricted Stock.  The dividends will be paid pro rata upon vesting of the Restricted Stock.  If the Company or the Grantee terminates the Grantee's employment for any reason prior to vesting of the Award, then the Award and associated unpaid dividends shall be forfeited except as set forth below in Section 2(f).  No interest shall accrue on dividends held by the Company in its accounts on behalf of the Grantee

(c)           Restrictions.  Restricted Stock and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.  The Board of Directors of the Company may, in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(e).

(d)           Certificate; Restrictive Legend.  The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the "Restrictions"), contained in an agreement entered into between the registered owner and Teton Advisors, Inc.  Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

(e)           Lapse of Restrictions.  Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(c) shall lapse as follows:

With respect to thirty percent (30%) of the shares of Restricted Stock subject to this Restricted Stock Award, on the third anniversary of the Employment Date, so long as the Grantee is employed by or providing services to the Company or its subsidiaries as of such date; and

With respect to seventy percent (70%) of the shares of Restricted Stock subject to this Restricted Stock Award, on the fifth anniversary of the Employment Date, so long as the Grantee is employed by or providing services to the Company or its subsidiaries as of such date.

Upon each lapse of restrictions relating to Restricted Stock, the Company shall issue to the Grantee or the Grantee's personal representative a stock certificate representing a number of shares of Stock, free of the restrictive legend described in Section 2(d), equal to the number of shares subject to this Restricted Stock Award with respect to which such restrictions have lapsed Rounded up to the nearest whole share.  If certificates representing such Restricted Stock shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended shares of Stock.

(f)           Termination of Employment.  In the event that the Grantee's service with the Company and its subsidiaries is terminated prior to the lapsing of restrictions with respect to any portion of the Restricted Stock granted hereunder, such portion of the Restricted Stock held by the Grantee shall be immediately forfeited, provided, however, if the Company terminates the Grantee's employment without cause, other than due to disability or incapacity, (A) prior to the third anniversary of the Employment Date, the Grantee shall immediately vest in twenty (20%) of the Restricted Stock and 20% of the dividends that have been accumulated in  Section 2(b) or (B) prior to the fifth anniversary of the Employment Date, the Grantee shall immediately vest in twenty percent (20%) of the unvested portion of the Restricted Stock and 20% of the dividends that have been accumulated in  Section 2(b).

Restricted Stock forfeited pursuant to this Section 2(f) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee's successors, heirs, assigns, personal representatives or other transferees shall thereafter have any further rights or interests in such shares or certificates.  If certificates containing restrictive legends shall have theretofore been delivered to the Grantee (or his/her legatees, personal representative or other transferee), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

(g)           Change in Control.  In the event of a change of control of the Company (as defined below) said vesting of the Restricted Stock shall be accelerated and restrictions shall lapse no later than immediately prior to the change of control being consummated.  For purposes of this section, change of control shall be deemed to have occurred in the event that the Board of Directors of the Company in its sole discretion determines that a change of control has occurred for the purpose of this Agreement.

(h)           Income Taxes.  The Grantee shall pay to the Company promptly upon request and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Stock (or, if the Grantee makes an election under Section 83(b) of the Code, in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock.  Such payment shall be made in the form of cash, shares of Stock already owned by the Grantee, shares of Stock otherwise issuable upon the lapse of restrictions, or in a combination of such methods.  The Grantee shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.

Section 3.                      Miscellaneous

(a)           Notices.  Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the General Counsel at the principal office of the Company and, in the case of the Grantee, to Grantee's address appearing on the books of the Company or to the Grantee's residence or to such other address as may be designated in writing by the Grantee.

(b)           No Right to Continued Employment.  Nothing in this Agreement shall confer upon the Grantee any right to continue in the employ of or to continue as an independent contractor of the Company or any subsidiary or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause.

(c)           Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(d)           Invalid Provision.  The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(e)           Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(f)           Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior agreements, communications, representations and negotiations in respect thereto.

(g)           Governing Law.  This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of New York.

(h)           Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(i)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day of March 20, 2009.

TETON ADVISORS, INC.

By: /s/ Bruce N. Alpert
Bruce N. Alpert
Chairman

 NICHOLAS F. GALLUCCIO

By: /s/ Nicholas F. Galluccio
Nicholas F. Galluccio